Exhibit 8.1

Kaufman & Canoles, P.C. Two James Center, 14th Floor 1021 E. Cary St. Richmond, VA 23219 T (804) 771.5700 F (888) 360.9092 kaufCAN.com

June 14, 2021

Moxian (BVI) Inc

Unit 911, Tower 2, Silvercord, 30 Canton Road

Tsimshatsui

Hong Kong SAR, China

Ladies and Gentlemen:

We have acted as counsel as to matters of United States law, including tax law, to Moxian (BVI) Inc, a British Virgin Islands company (“Moxian BVI”), in connection with the preparation and filing of the registration statement on Form F-4 (Registration No. 333-256665) and all amendments thereto (as amended, the “Registration Statement”), as originally filed with the Securities and Exchange Commission (the “Commission”) on May 28, 2021. The Registration Statement relates to the agreement and plan of merger, dated as of May 28, 2021 (the “Merger Agreement”) by and between Moxian BVI and Moxian, Inc., a Nevada Corporation (“Moxian Nevada” or the “Company”). Any capitalized terms used but not defined herein shall have the meaning ascribed to such terms in the Registration Statement..

We have examined such documents and have reviewed such questions of law, as we have considered necessary and appropriate for the purposes of our opinion set forth below. In rendering our opinions set forth below, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to us as copies. We have also assumed the legal capacity for all purposes relevant hereto of all natural persons and, with respect to all parties to agreements or instruments relevant hereto other than the Company, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties and that such agreements or instruments are the valid, binding and enforceable obligations of such parties. As to questions of fact material to our opinion, we have relied upon factual statements and factual representations of officers of the Company.

Based upon and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

The statements made in the Registration Statement, under the caption “Taxation—Material United States Federal Income Tax Consequences Relating to the Merger and the Ownership and Disposition of Moxian BVI’s Ordinary Shares,” to the extent such statements relate to the conclusions as to the application of United States federal income tax law, represent our opinion as to the material United States federal income tax consequences of the Merger to holders of shares of common stock in the Company. This opinion is given under Item 601 of Regulation S-K, as our opinion regarding tax matters. All such statements are based upon laws and relevant interpretations thereof in effect as of the date of the prospectus, all of which are subject to change. Further, there can be no assurance that the Internal Revenue Service or a court will not take a contrary position.

Moxian (BVI) Inc

June 14, 2021

We express no opinion on any issue relating to the tax consequences of the transactions contemplated by the Merger Agreement or the Registration Statement other than the opinion set forth above. Our opinions expressed above are limited to the tax laws of the United States. We assume no obligation to revise or supplement this letter in the event of any changes in law or fact arising after the date hereof; provided, however, that our opinions set forth in the Registration Statement will be revised, if needed to remain accurate in all material respects as of the effective date of the Registration Statement. In addition, our opinion is being delivered prior to the consummation of the Merger and therefore is prospective and dependent on future events.

We consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name in the Registration Statement and the prospectus that forms a part thereof. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended or the Rules and Regulations of the Securities and Exchange Commission.

Very truly yours,

/s/ KAUFMAN & CANOLES, P.C.
KAUFMAN & CANOLES, P.C.